     As Filed with the Securities And Exchange Commission on May 27, 1999

                                                    Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                   -----------------------------------------

                          Tuesday Morning Corporation

              (Exact name of issuer as specified in its charter)

      Delaware                                                 75-2398532
(State of incorporation)                                   (I.R.S. Employer
                                                           Identification No.)

    14621 Inwood Road
      Dallas, Texas                                               75244
(Address of Principal Executive Offices)                        (Zip Code)

                   -----------------------------------------

           Tuesday Morning Corporation Employee Stock Purchase Plan
                           (Full title of the plan)

Mark E. Jarvis                                     Susan Henderson
Senior Vice President, Chief Financial             Crouch & Hallett, L.L.P.
  Officer and Secretary                            717 N. Harwood St.
Tuesday Morning Corporation                        Suite 1400
14621 Inwood Road                                  Dallas, Texas  75201
Dallas, Texas 75244                                214-953-0053
972-387-3562

        (Names, addresses and telephone numbers, including area codes, of agents for service)

                   -----------------------------------------

APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLANS: Sales to the optionees of securities proposed to be registered hereunder will occur from time to time after the effective date of this Registration Statement.

                   -----------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                       Proposed Maximum  Proposed Maximum
Title of Securities      Amount to be      Offering         Aggregate         Amount of
to be Registered          Registered    Price Per Unit    Offering Price   Registration Fee
----------------         ------------   --------------    --------------   ----------------
Common Stock,               250,000         $20.875         $5,218,750          $1,451
$.01 par value
Interests in Plan (2)

--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee, which has been computed in accordance with Rule 457(g), based on the average of the high and low prices reported for May 21, 1999.
(2) Includes an indeterminate number of interests in the Plan pursuant to Rule 416(c) of the Securities Act of 1933. No separate registration fee is required under Rule 457(g) because the common stock related to such interests is being registered.

Item 3.  Incorporation of Documents by Reference.

     The documents listed (i) through (iii) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     (i) The registrant's latest annual report filed pursuant to Section 13 or 15(d) of the 1934 Act or the latest prospectus filed pursuant to Rule 424(b) or (c) under the Securities Act of 1933 (the "1933 Act"), which contains, either directly or by incorporation by reference, certified financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (i) above.

     (iii) The description of the registrant's Common Stock, $.01 par value, which is contained in a registration statement on Form 8-A filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Officers and Directors.

Delaware General Corporation Law

     The Registrant is incorporated under the laws of the State of Delaware.
Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "DGCL"), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

     A Delaware corporation may also indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no such indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.

     If an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

 Certificate of Incorporation of the Registrant

     The Certificate of Incorporation of the Registrant provides that, to the fullest extent permitted by the DGCL, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for a breach of fiduciary duty as a director.

By-Laws of Registrant

     Article V of the By-laws of the Registrant ("Article V") provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Registrant to the fullest extent which it is empowered to do so by the DGCL against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such Proceeding) and such indemnification shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except in certain circumstances, the Registrant shall indemnify any such person seeking indemnification in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the board of directors of the Registrant. The right to indemnification conferred in Article V shall be a contract right and shall include the right to be paid by the Registrant the expenses incurred in defending any such Proceeding in advance of its final disposition. The Registrant may, by action of its board of directors, provide indemnification to employees and agents of the Registrant with the same scope and effect as the foregoing indemnification of directors and officers.

     Article V further provides that any indemnification of a director or officer of the Registrant under Article V or advance of expenses shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Registrant that the director or officer is entitled to indemnification pursuant to Article V is required, and the Registrant fails to respond within 60 days to a written request for indemnity, the Registrant shall be deemed to have approved the request. If the Registrant denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by
Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Registrant. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Registrant ) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Registrant to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Registrant. Neither the failure of the Registrant (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Registrant (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Persons who are not covered by
Article V and who are or were employees or agents of the Registrant, or who are or were serving at the request of the Registrant as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

     Article V provides that the Registrant may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Registrant or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Registrant would have the power to indemnify such person against such liability under Article V.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

      5       Opinion of Crouch & Hallett, L.L.P.

     23(a)    Consent of KPMG LLP

     23(b)    Consent of Arthur Andersen LLP

     23(c)    Consent of Crouch & Hallett, L.L.P. (included as part of
              Exhibit 5).

Item 9.  Undertakings.

     (1)  The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the certificate of incorporation or bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 27/th/ day of May, 1999.


                                TUESDAY MORNING CORPORATION


                                By:/s/ Mark E. Jarvis
                                   ------------------------------------------
                                   Mark E. Jarvis, Senior Vice President,
                                   Chief Financial Officer and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on May 27, 1999.

Signature                            Title
---------                            -----

/s/ Jerry M. Smith                   Chief Executive Officer, President
----------------------------------   and Director
Jerry M. Smith                       (Principal Executive Officer)


/s/ Mark E. Jarvis                   Senior Vice President, Chief Financial
----------------------------------   and Secretary  (Principal Financial
Mark E. Jarvis                       and Accounting Officer)


                                     Chairman of the Board of Directors
----------------------------------
Lloyd L. Ross


/s/ William J. Hunckler, III         Director
----------------------------------
William J. Hunckler, III

/s/ Benjamin D. Chereskin            Director
----------------------------------
Benjamin D. Chereskin


/s/ Robin P. Selati                  Director
-----------------------------------
Robin P. Selati


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27/th/ day of May, 1999.


                                TUESDAY MORNING CORPORATION
                                EMPLOYEE STOCK PURCHASE PLAN


                              By: /s/ Benjamin D. Chereskin
                                 --------------------------------------------
                                  Benjamin D. Chereskin, on behalf of the
                                  Compensation Committee of Tuesday Morning
                                  Corporation, as Plan Administrators.

                                 Exhibit Index
                                 -------------

5              Opinion of Crouch & Hallett, L.L.P.

23(a)          Consent of KPMG LLP

23(b)          Consent of Arthur Andersen LLP

23(c)          Consent of Crouch & Hallett, L.L.P. (included as part of
               Exhibit 5).